UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2004

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5. Other Events.

Item 5. Other Events and Regulation FD Disclosure.

On May 24, 2004, Ampex Corporation announced that it has entered into a non-exclusive license agreement with a major Japanese manufacturer of consumer electronic devices, permitting worldwide use of Ampex’s intellectual property in the manufacture of DVD recorders and magnetic hard disk recorders used in personal video recorders. A copy of Ampex’s press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release of Ampex Corporation dated May 24, 2004.

[SIGNATURE PAGE FOLLOWS]

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: May 24, 2004

3

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated May 24, 2004.

*	Filed herewith.

4